Exhibit 99.1

HOME BISTRO, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of
Home Bistro, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Home Bistro, Inc. (the Company) as of December 31, 2019 and 2018, and the related statements of operations, stockholders’ deficit, and cash flows for the years ended December 31, 2019 and 2018, and the related financial statement footnotes (collectively referred to as the “financial statements”).

In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2019 and 2018 and the results of its operations and its cash flows for the years ended December 31, 2019 and 2018 in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt Regarding Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 of the financial statements, the Company suffered recurring losses from operations and has a significant accumulated deficit. In addition, the Company continues to experience negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 2 of the financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

D. Brooks and Associates CPAs, P.A.

Palm Beach Gardens, Florida

August 19, 2020

HOME BISTRO, INC.

BALANCE SHEETS

	December 31, 2019	December 31, 2018
ASSETS

CURRENT ASSETS:
Cash	$7,137	$49,281
Inventory	-	7,306
Prepaid expenses and other assets	916	8,344

Total Current Assets	8,053	64,931

Total Assets	$8,053	$64,931

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$223,046	$259,730
Accrued expenses and other liabilities	24,391	17,317
Note payable - in default	3,738	15,000
Advance payable	18,192	18,830
Unredeemed gift cards	10,365	9,966

Total Current Liabilities	279,732	320,843

Total Liabilities	279,732	320,843

Commitments and contingencies (Note 11):

STOCKHOLDERS’ DEFICIT:
Preferred Stock: $0.0001 par value; 10,000 shares
authorized; nil issued and outstanding	-	-
Common stock issuable: $0.0001 par value; 100,000 shares
Authorized; 34,423 common stock issuable	3	3
Additional paid-in capital	4,820,046	4,636,752
Accumulated deficit	(5,091,728)	(4,892,667)

Total Stockholders’ Deficit	(271,679)	(255,912)

Total Liabilities and Stockholders’ Deficit	$8,053	$64,931

The accompanying notes are an integral part of these financial statements.

HOME BISTRO, INC.

STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2019	2018
Product sales, net	$836,599	$1,010,580

Cost of sales	499,396	609,029

Gross profit	337,203	401,551

Operating Expenses:
Compensation	362,526	423,859
Professional fees	27,231	26,258
Selling and marketing expense	57,067	35,495
General and administrative	104,569	149,080

Total Operating Expenses	551,393	634,692

Other Income (Expense):
Interest expense	(3,341)	(15,036)
Gain on extinguishment of accounts payable	18,470	46,438

Total Other Income, net	15,129	31,402

Net Loss	$(199,061)	$(201,739)

BASIC AND DILUTED LOSS PER COMMON SHARE:
Net loss per common shares - basic and diluted	$(5.78)	$(6.54)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic and diluted	34,423	30,852

 The accompanying notes are an integral part of these financial statements.

HOME BISTRO, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT

For the Years Ended December 31, 2019 and 2018

	Preferred Stock		Common Stock Issuable		Additional		Total
	Number of Shares	Amount	Number of Shares	Amount	Paid-in Capital	Accumulated Deficit	Stockholders’ Deficit

Balance at December 31, 2017	-	$-	9,270	$1	$3,811,565	$(4,939,753)	$(1,128,187)

Cumulative effect of change in accounting principal	-	-	-	-	-	248,825	248,825

Common stock issuable upon conversion of convertible debt, accrued interest and forfeiture of related warrants with related parties	-	-	2,134	-	439,144	-	439,144

Common stock issuable for cash	-	-	4,396	-	150,000	-	150,000

Accretion of stock-based compensation	-	-	18,425	2	229,311	-	229,313

Common stock issuable to consultants for services	-	-	198	-	6,732	-	6,732

Net loss	-	-	-	-	-	(201,739)	(201,739)

Balance at December 31, 2018	-	-	34,423	3	4,636,752	(4,892,667)	(255,912)

Accretion of stock-based compensation	-	-	-	-	183,294	-	183,294

Net loss	-	-	-	-	-	(199,061)	(199,061)

Balance at December 31, 2019	-	$-	34,423	$3	$4,820,046	$(5,091,728)	$(271,679)

The accompanying notes are an integral part of these financial statements.

HOME BISTRO, INC.

STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(199,061)	$(201,739)
Adjustments to reconcile net loss to net cash used in operating activities:
Amortization expense	-	15,368
Stock-based compensation	183,294	229,313
Stock issued for consulting services	-	6,732
Gain on extinguishment of accounts payable	(18,470)	(46,438)
Change in operating assets and liabilities:
Inventory	7,306	(7,306)
Prepaid expenses and other current assets	7,428	(3,697)
Accounts payable	(11,140)	(108,089)
Unredeemed gift cards	399	(17,386)

Net Cash Used in Operating Activities	(30,244)	(133,242)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	-	150,000
Advance payable	23,000	25,000
Proceeds of note payable – related party	3,000	-
Repayment of note payable – related party	(3,000)	-
Repayment of note payable – in default and advance payable	(34,900)	(33,909)

Net Cash (Used in) Provided by Financing Activities	(11,900)	141,091

Net Change in Cash	(42,144)	7,849

Cash - beginning of year	49,281	41,432

Cash - end of year	$7,137	$49,281

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$3,064	$3,676
Income taxes	$-	$-

Non-cash investing and financing activities:
Issuance of common stock for convertible debt, accrued interest, and warrants with related parties	$-	$439,144
Cumulative effect of change in accounting principal in connection with gift certificate liability	$-	$248,825

The accompanying notes are an integral part of these financial statements.

Home Bistro, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

NOTE 1 – ORGANIZATION AND NATURE OF OPERATIONS

Home Bistro, Inc. (f/k/a DineWise L.L.C.) (the “Company”) is a Delaware corporation formed on April 9, 2013 under the name DineWise L.L.C. On December 1, 2014, the Company underwent a statutory conversion filed under  Section 8-265 of the Delaware Code  whereby the Company converted from a limited liability company to a corporation. Additionally, on December 1, 2014, the Company changed its name to Home Bistro, Inc.

The Company provides prepackaged and prepared meals as a solution for time-constrained but discerning consumers focused on satisfying every member of the family by offering a broad array of the highest quality meal planning, delivery, and preparation services. Products are customized meal solutions, delivered fresh-frozen directly to the home. The Company utilizes third-party food processors to fulfill customers’ orders.

On April 20, 2020, the Company, Gratitude Health, Inc.(“Gratitude”), a Nevada Corporation, and Fresh Market Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Gratitude (the “Merger Sub”) entered into an Agreement and Plan of Merger, (the “Merger Agreement”), pursuant to which, among other things, Merger Sub agreed to merge with and into the Company, with the Company becoming a wholly-owned subsidiary of Gratitude and the surviving corporation in the merger (the “Merger”). Pursuant to the terms of the Merger Agreement, the Company filed a Certificate of Merger with the Nevada Secretary of State on April 20, 2020. Following the Merger, the Company’s pre-merger stockholders now hold approximately 80% of the common stock issued and outstanding, on a fully-diluted basis of Gratitude (see Note 12).

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America (the “U.S. GAAP”).

Going Concern

The financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. As reflected in the accompanying financial statements, for the year ended December 31, 2019, the Company had a net loss and cash used in operations of $199,061 and $30,244, respectively. At December 31, 2019, the Company had an accumulated deficit, stockholders’ deficit, and working capital deficit of $5,091,728, $271,679 and $271,679, respectively. These factors raise substantial doubt about the Company’s ability to continue as a going concern for a period of twelve months from the issuance date of this report. The Company’s primary source of operating funds in 2019 and 2018 was primarily from third-party advances and common stock sales. The Company has experienced net losses from operations since inception, but expects these conditions to improve in the near term and beyond as it develops its business model.

Management cannot provide assurance that the Company will ultimately achieve profitable operations or become cash flow positive, or raise additional debt and/or equity capital. Management believes that the Company’s capital resources are not currently adequate to continue operating and maintaining its business strategy for a period of twelve months from the issuance date of this report. If the Company is unable to raise additional capital or secure additional lending in the near future, management expects that the Company will need to curtail or cease operations. These financial statements do not include any adjustments related to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

Use of Estimates

The preparation of the financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates. Significant estimates during the year ended December 31, 2019 and 2018 include the assumptions used in the redemption recognition method for unredeemed gift cards, estimates of current and deferred income taxes and deferred tax valuation allowances and the fair value of non-cash equity transactions.

Home Bistro, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

Fair Value Measurements

The carrying amounts reported in the balance sheet for cash, inventory, prepaid expenses and other assets, accounts payable, accrued expense, other liabilities, advance payable, and unredeemed gift cards approximate their fair market value based on the short-term maturity of these instruments.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company considers all highly liquid instruments with a maturity of three months or less at the purchase date and money market accounts to be cash equivalents. At December 31, 2019 and 2018, the Company did not have any cash equivalents.

The Company maintains its cash in bank and financial institution deposits that at times may exceed federally insured limits. There were no balances in excess of FDIC insured levels as of December 31, 2019 and 2018. The Company has not experienced any losses in such accounts through December 31, 2019.

Inventory

Inventory, consisting of finished goods related to the Company’s products are stated at the lower of cost and net realizable value utilizing the first-in first-out (FIFO) method. A reserve is established when management determines that certain inventories may not be saleable. If inventory costs exceed expected net realizable value due to obsolescence or quantities in excess of expected demand, the Company will record reserves for the difference between the cost and the net realizable value. These reserves are recorded based on estimates and included in cost of sales. As of December 31, 2019 and 2018, the inventory balances were insignificant and the Company determined that there was no allowance needed.

Revenue Recognition

In May 2014, FASB issued Accounting Standards Update, ASU 2014-09, establishing ASC 606 - Revenue from Contracts with Customers (ASU 2014-09). ASU 2014-09, as amended by subsequent ASUs on the topic, establishes a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most of the existing revenue recognition guidance. This standard, which is effective for interim and annual reporting periods in fiscal years that begin after December 15, 2017, requires an entity to recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services and also requires certain additional disclosures. The Company adopted this standard on January 1, 2018 using the modified retrospective approach, which requires applying the new standard to all existing contracts not yet completed as of the effective date and recording a cumulative-effect adjustment to retained earnings as of the beginning of the fiscal year of adoption. The adoption ASU 2014-09 did not impact on the Company’s financial statements except for accounting for the breakage on unredeemed gift cards (see below Recently Adopted Accounting Pronouncements).

Product Sales

Product sales are recognized when the product is delivered to the customer and title has transferred, it is at this point in time that the Company’s performance obligations have been completed. Product sales are recorded net of any discounts or allowances and include shipping charges.

Customers can purchase gift cards via phone or online through the Company’s e-commerce website. Gift card purchases are initially recorded as unredeemed gift card liabilities and are recognized as product sales upon redemption. Historically, the majority of gift cards are redeemed within two years of issuance. The Company does not charge administrative fees on unused gift cards, and its gift cards do not have an expiration date.

Based on historical redemption patterns, a portion of issued gift cards are not expected to be redeemed. The Company uses the redemption recognition method for recognizing breakage related to unredeemed gift cards for which it has sufficient historical redemption information. Under the redemption recognition method, breakage revenue is recorded in proportion to, and over the time period gift cards are actually redeemed. The estimated breakage rate is based on historical issuance and redemption patterns and is re-assessed by the Company on a regular basis. At least three years of historical data, which is updated annually, is used to estimate redemption patterns. Breakage revenue is included in product sales and amounted to nil and $14,951 during the years ended December 31, 2019 and 2018, respectively (see Note 7).

Home Bistro, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

Cost of Sales

The Company’s policy is to recognize product related cost of sales in conjunction with revenue recognition, when the product costs are incurred which is upon delivery of product. Cost of sales includes the food and processing costs directly attributable to fulfillment and the delivery of the product to customers including both inbound and outbound shipping costs.

Shipping and handling costs incurred for product shipped to customers are included in cost of sales and amounted to $72,077 and $111,576 for the years ended December 31, 2019 and 2018, respectively. Shipping and handling costs charged to customers are included in sales, net product.

Stock-Based Compensation

Stock-based compensation is accounted for based on the requirements of ASC 718 – “Compensation–Stock Compensation”, which requires recognition in the financial statements of the cost of employee and director services received in exchange for an award of equity instruments over the period the employee or director is required to perform the services in exchange for the award (presumptively, the vesting period). The ASC also requires measurement of the cost of employee and director services received in exchange for an award based on the grant-date fair value of the award.

Advertising costs

The Company participates in various advertising programs. All costs related to advertising of the Company’s products are expensed in the period incurred. Advertising costs charged to operations were $57,067 and $35,495, for the years ended December 31, 2019 and 2018, respectively, and are included in general and administrative expenses on the accompanying statements of operations.

Income Taxes

The Company accounts for income taxes using the liability method prescribed by ASC 740 - Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the year in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The Company follows the accounting guidance for uncertainty in income taxes using the provisions of ASC 740. Using that guidance, tax positions initially need to be recognized in the financial statements when it is more likely than not the position will be sustained upon examination by the tax authorities. For the years ended December 31, 2019 and 2018, the Company had no uncertain tax positions that qualify for either recognition or disclosure in the financial statements.

Basic and Diluted Loss Per Share

Pursuant to ASC 260-10-45, basic loss per common share is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the periods presented. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. Potentially dilutive common shares consist of common stock issuable for stock options and warrants (using the treasury stock method), convertible notes and common stock issuable. These common stock equivalents may be dilutive in the future. There were no potentially dilutive equity securities outstanding as of December 31, 2019 and 2018.

Concentration Risk

The Company purchased approximately 100% of its food products from two vendors during the years ended December 31, 2019 and 2018. The Company is not obligated to purchase from these vendors and, if necessary, there are other vendors from which the Company can purchase food products. As of December 31, 2019 and 2018, the Company had an accounts payable balance of $2,103 and $902, respectively, to these vendors.

Reclassifications

Certain reclassifications of 2018 amounts have been made to conform to the 2019 presentation. The reclassifications had no effect on net loss or loss per share as previously reported.

Home Bistro, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

Recently Adopted Accounting Pronouncements

In May 2014, the FASB issued ASU 2014-09, “Revenue from Contracts with Customers (Topic 606).” ASU 2014-09 eliminated transaction and industry-specific revenue recognition guidance under current GAAP and replaced it with a principle-based approach for determining revenue recognition. ASU 2014-09 requires that companies recognize revenue based on the value of transferred goods or services as they occur in the contract. The ASU also requires additional disclosure about the nature, amount, timing and uncertainty of revenue and cash flows arising from customer contracts, including significant judgments and changes in judgments and assets recognized from costs incurred to obtain or fulfill a contract. The Company adopted this ASU January 1, 2018 using the modified retrospective method, which primarily changed the accounting method related to unredeemed gift cards, referred to as breakage. Under this new guidance, expected breakage amounts are recognized proportionately into revenue as redemptions occur. Previously, revenue from gift cards was recognized upon redemption and the unredeemed gift cards remained as a current liability. The cumulative impact to retained earnings as of January 1, 2018 was $248,825.

In December 2019, the FASB issued ASU 2019-12, “Simplifying the Accounting for Income Taxes.” This guidance, among other provisions, eliminates certain exceptions to existing guidance related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period and the recognition of deferred tax liabilities for outside basis differences. This guidance also requires an entity to reflect the effect of an enacted change in tax laws or rates in its effective income tax rate in the first interim period that includes the enactment date of the new legislation, aligning the timing of recognition of the effects from enacted tax law changes on the effective income tax rate with the effects on deferred income tax assets and liabilities. Under existing guidance, an entity recognizes the effects of the enacted tax law change on the effective income tax rate in the period that includes the effective date of the tax law. ASU 2019-12 is effective for interim and annual periods beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this guidance.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on its financial statements.

NOTE 3 – INTANGIBLE ASSETS

Intangible assets consisted of full service, prepackaged mid-market software incurred to track and record all aspects of the Company’s accounting, order entry, sales, marketing, production and customer service needs. The intangible asset was being amortized over three years using the straight-line method.

Intangible consisted of the following:

December 31, 2018
Website and software	$142,466
Less: accumulated amortization	(142,466)
Intangible assets	$—

Amortization of intangible assets amounted to approximately $0 and $15,368 for the years ended December 31, 2019 and 2018, respectively, and is included in general and administrative expenses on the statement of operations. As of December 31, 2019 and 2018, intangible assets were fully amortized.

NOTE 4 – NOTES PAYABLE – RELATED PARTIES

During years ended December 31, 2015, 2016 and 2017, the Company received funding from entities, owned by certain principal stockholders’ and directors of the Company in the form of short-term convertible notes payable. Total proceeds received on the convertible notes payable at the time of funding was $325,000 and bore interest at rates ranging from 8-15% and default interest rates ranging from 18-24%. Maturity dates varied and commenced May 2016 and ended January 2018. In connection with the convertible notes payable, the Company issued the related entities 892 warrants to purchase shares of common stock at exercise prices contingent on future financings.

In 2015, the Company executed a $33,000 note payable with an entity, owned by the Company’s then Chief Executive Officer and a principal stockholder. Borrowings and accrued interest matured September 2015 and bore interest at 5%. In connection with the note payable, the related entity received 89 warrants to purchase common stock shares.

On February 22, 2018, the Company and all convertible notes payable and note payable holder agreed to convert all outstanding principal, accrued interest and warrants into 1,956 shares of common stock. At the time of conversion, the total aggregate outstanding principal balance was $358,000 and accrued interest was $81,144 and 985 warrants. The conversion resulted in an increase to additional paid-in capital of $439,144 and no gain was recognized on extinguishment of related party notes.

Home Bistro, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

On September 27, 2019, the Company entered into a note payable, with a principal stockholder, for a principal amount of $3,000. The note bore interest at a rate of 10% per year and matured on March 27, 2020. The note was paid in full in December 2019. The note had no outstanding balance as of December 31, 2019.

NOTE 5 – NOTE PAYABLE – IN DEFAULT

On July 3, 2015, the Company entered into a promissory note payable with a principal amount of $33,000. The note bears interest at a rate of 5% per year and had a maturity date of September 1, 2016. During the years ended December 31, 2019 and 2018, the Company repaid $11,262 and $18,000 of outstanding principal, respectively. As of December 31, 2019 and 2018, the note was in default with an outstanding principal of $3,738 and $15,000, respectively, presented on the accompanying balance sheet as note payable – in default. As of December 31, 2019 and 2018, the note had accrued interest of $4,576 and $4,299, respectively, which is included in accrued expenses and other liabilities on the accompanying balance sheets.

On April 12, 2016, the Company entered into a promissory note payable with a principal amount of $150,000 and the note bore interest at a rate of 27.9% per year. The Company paid the remaining outstanding balance of $9,739 during the year ended December 31, 2018. As of December 31, 2019 and 2018, the note has no outstanding balance.

NOTE 6 – ADVANCE PAYABLE

On September 6, 2018, the Company entered into a capital advance agreement (the “Advance Agreement”) with their e-commerce platform provider. Under the terms of the Advance Agreement, the Company received $25,000 and will repay $28,250 by remitting 15% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. During the year ended December 31, 2019, the Company repaid the advance in full. As of December 31, 2019 and 2018, the advance had a balance of $0 and $18,830, respectively.

On October 15, 2019, the Company entered into a capital advance agreement (the “Advance Agreement”) with their e-commerce platform provider. Under the terms of the Advance Agreement, the Company received $23,000 and will repay $25,990 by remitting 17% of the total customer payments processed daily by the e-commerce platform provider until the advance is repaid in full. As of December 31, 2019, the advance had an outstanding balance of $18,192.

NOTE 7 – UNREDEEMED GIFT CARDS

Unredeemed gift cards activities for the years ended December 31, 2019 and 2018 are summarized as follows:

	December 31, 2019	December 31, 2018
Beginning balance	$9,966	$276,177
Change in accounting policy cumulative effect adjustment	—	(248,825)
Sale of gift cards	26,217	27,262
Revenue from breakage	—	(14,951)
Total gift card redemptions	(25,818)	(29,697)
Ending balance	$10,365	$9,966

NOTE 8 – RELATED PARTY TRANSACTION

The Company utilizes the shipping carrier account of a related entity, owned 50% by the Company’s current chief executive officer and principal stockholder for its inbound and outbound shipping needs. The related entity bills the Company for the direct cost of the shipping charges plus a 10% fee. The total amount paid to the related entity during the years ended December 31, 2019 and 2018 was $72,077 and $63,716, respectively, which is included in cost of goods sold on the statements of operations.

See also Note 4 – Notes Payable – Related Parties.

NOTE 9 – STOCKHOLDERS’ DEFICIT

The Company has 110,000 shares of common stock authorized which consist of 100,000 shares of common stock with par value of $0.0001 and 10,000 shares of preferred stock with par value of $0.0001.

As of December 31, 2019 and 2018, the Company had 34,423 shares of common stock issuable outstanding and no preferred stock outstanding.

Home Bistro, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

Common Stock Issuable

As of December 31, 2019 and 2018, the Company has not issued any of its common stock.

Common stock issuable for cash

●	During the year ended December 31, 2018, pursuant to subscription agreements, the Company sold 4,396 shares of common stock issuable to two investors for $34.12 per share, or total cash proceeds of $150,000.

Stock-based compensation

●	During the year ended December 31, 2018, the Company granted to an executive pursuant to an employment agreement (see Note 11) 16,173 shares of common stock with a grant date value of $549,882 or $34 per share based on contemporaneous common share sales. During the year ended December 31, 2019 and 2018, the Company recorded stock-based compensation of $183,294 and $152,745, respectively, which is included in compensation on the statement of operations. Total unrecognized compensation expense related to these common shares at December 31, 2019 amounted to $213,843 which will be amortized over the remaining vesting period of two years.

●	During the year ended December 31, 2018, the Company granted, to a former executive as a bonus, 2,252 shares of common stock with a grant date value of $76,568 or $34 per share based on contemporaneous common share sales which is included in compensation on the statement of operations.

Common stock issuable for services

●	During the year ended December 31, 2018, the Company granted, to a consultant, 198 shares of common stock with a grant date fair value of $6,732 or $34 per share based on contemporaneous sale of shares of common stock, which is included in compensation on the statements of operations.

Shares issuable for conversion of notes payable, accrued interest and warrants

●	During the year ended December 31, 2018, the holders of notes payable – related parties with an outstanding principal balance of $358,000, accrued interest of $81,144 and warrants to acquire 985 shares of common stock agreed to convert the notes, accrued interest and warrants for 2,134 shares of common stock (see Note 4).

Warrants

During the year ended December 31, 2018, holders of warrants to acquire 985 shares of common stock agreed to cancel the warrants in connection with the conversion of notes payable with related parties and accrued interest to shares of common stock (see Note 4). No warrants were issued and outstanding as of December 31, 2019 (see Note 4).

Warrants activities for the year ended December 31, 2018 are summarized as follows:

	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance Outstanding December 31, 2017	985	$351.02	4.00	$—

Forfeited in connection with debt conversion	(985)	$351.02	—	—

Balance Outstanding at December 31, 2018	—	$—	—	$—

Home Bistro, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

NOTE 10 – INCOME TAXES

The Company maintains deferred tax assets and liabilities that reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. The deferred tax assets at December 31, 2019 and 2018 consist of net operating loss carryforwards. The net deferred tax asset has been fully offset by a valuation allowance because of the uncertainty of the attainment of future taxable income.

The items accounting for the difference between income taxes at the effective statutory rate and the provision for income taxes for the years ended December 31, 2019 and 2018 are as follow:

	Years Ended December 31,
	2019	2018
Income tax benefit at U.S. statutory rate of 21%	$(41,803)	$(42,365)
Income tax benefit – state	(17,318)	(17,551)
Non-deductible expenses	48,953	59,770
Change in valuation allowance	10,168	146
Total provision for income tax	$—	$—

The Company’s approximate net deferred tax asset as of December 31, 2019 and 2018 was as follow:

	Years Ended December 31,
	2019	2018
Net operating loss carryforward	$1,065,852	$1,055,684
Total deferred tax asset	1,065,852	1,055,684
Less: valuation allowance	(1,065,852)	(1,055,684)
Net deferred tax asset	$—	$—

The gross operating loss carryforward was $3,588,728 at December 31, 2019. The Company provided a full valuation allowance equal to the net deferred income tax asset as of December 31, 2019 because it was not known whether future taxable income will be sufficient to utilize the loss carryforward. Additionally, the future utilization of the net operating loss carryforward to offset future taxable income is subject to annual limitations as a result of ownership or business changes that occurred prior to 2019 and may occur in the future. The Company has not conducted a study to determine the limitations on the utilization of these net operating loss carryforwards.

The increase in the valuation allowance was $10,168 in 2019. The total net loss carryforward at December 31, 2019 is $1,065,852. The potential tax benefit arising from the net operating loss carryforward of $1,055,538 generated prior to January 1, 2018 will expire in 2033. The potential tax benefit arising from the net operating loss carryforward of $10,314 generated in 2019 and 2018 can be carried forward indefinitely within the annual usage limitations.

The Company does not have any uncertain tax positions or events leading to uncertainty in a tax position. The Company’s 2019 and 2018 Corporate Income Tax Returns are subject to Internal Revenue Service examination.

NOTE 11 – COMMITMENTS AND CONTINGENCIES

Employment Agreements

On February 20, 2018, the Company entered into an employment agreement (“Agreement”) with Zalman Scher Duchman to serve as the Company’s Chief Executive Officer (“CEO”), the term of which runs for three years includes an annual salary of $1.00 for the first year which shall be increased in the second and third year of employment to an amount mutually approved by Mr. Duchman and the Company’s Board of Directors. Thereafter, the Agreement shall be renewed upon the mutual agreement of CEO and Company. In connection with this Agreement, the Company issued 16,173 shares of restricted common stock with a grant date fair value of $549,882, as a sign-on bonus (see Note 7). The Company shall have the right and option to repurchase the stock at par value of $0.0001 if Mr. Duchman is terminated for cause; (i) all of the shares shall be eligible for stock repurchase if terminated for cause within the first year; (ii) 2/3 of the shares shall be eligible for stock repurchase terminated for cause within the second year and; (iii) 1/3 of the shares shall be eligible for stock repurchase terminated for cause within the third year.

Home Bistro, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

Lease Obligation Settlement

On February 22, 2018, the Company entered into a Surrender Agreement with a former landlord for rental obligations dating back to the year ended December 31, 2017 until the space was vacated by the Company on March 31, 2017. Upon executing the Surrender Agreement, the former landlord and the Company agreed that the total rental obligation due was $109,235. Former landlord agreed to $50,000 as full satisfaction of all obligations owed at the time of the Surrender Agreement. The Company agreed to make regular payments on the outstanding rental obligation until paid in full through September 2019; however, there is no penalty if the obligation is not fully paid by such date. During the year ended December 31, 2018, the Company recognized a gain in connection with this settlement of $46,438. As of December 31, 2019 and 2018, the balance remaining due on this obligation were $30,700 and $35,000, respectively, which is included in accounts payable on the accompanying balance sheet.

Extinguishment of Accounts Payable

The Company settled certain accounts payable and recognized gain on extinguishment of accounts payable of $18,470 and $46,438 during the years ended December 31, 2019 and 2018, respectively.

NOTE 12 – SUBSEQUENT EVENTS

COVID-19

The ongoing COVID-19 global and national health emergency has caused significant disruption in the international and United States economies and financial markets. In March 2020, the World Health Organization declared the COVID-19 outbreak a pandemic. The spread of COVID-19 has caused illness, quarantines, cancellation of events and travel, business and school shutdowns, reduction in business activity and financial transactions, labor shortages, supply chain interruptions and overall economic and financial market instability. The COVID-19 pandemic has the potential to significantly impact the Company’s Home Bistro segment’s supply chain, food manufacturers, distribution centers, or logistics and other service providers. Additionally, the Company’s service providers and their operations may be disrupted, temporarily closed or experience worker or meat or other food shortages, which could result in additional disruptions or delays in shipments of Home Bistro’s products. To date, the Company has been able to avoid layoffs and furloughs of employees. The Company is not able to estimate the duration of the pandemic and potential impact on the business if disruptions or delays in shipments of product occur. To date, the Company is not aware of any such disruptions. In addition, a severe prolonged economic downturn could result in a variety of risks to the business, including weakened demand for product and a decreased ability to raise additional capital when needed on acceptable terms, if at all. As the situation continues to evolve, the Company will continue to closely monitor market conditions and respond accordingly. The Company has applied for and received certain financial assistance under the Coronavirus, Aid, Relief, and Economic Security Act (“CARES Act”) enacted in March 2020 by the U.S. Government in response to COVID-19 (see below).

Sale of Common Stock

Subsequent to December 31, 2019, the Company sold 4,856 shares of common stock at $20.59 per share to a related party and an investor resulting in cash proceeds of $100,006.

Stock-Based Compensation

Subsequent to December 31, 2019, the Company issued 11,572 shares of common stock to employees and consultants for services rendered. These shares of common stock were valued using the share price of recent private placement of $20.59 per share or an aggregate amount of $238,267.

Capital Advance Agreements

On March 17, 2020, the Company has entered into a capital advance agreement (the “Advance Agreement”) with their e-commerce platform provider. Under the terms of the Advance Agreements, the Company has received $10,000 and will repay $11,300 by remitting 17% of the total customer payments processed daily by the e-commerce platform provider until the advances are repaid in full.

On August 5, 2020, the Company has entered into a capital advance agreement (the “Advance Agreement”) with their e-commerce platform provider. Under the terms of the Advance Agreements, the Company has received $49,000 and will repay $55,370 by remitting 17% of the total customer payments processed daily by the e-commerce platform provider until the advances are repaid in full.

Home Bistro, Inc.

Notes to Financial Statements

December 31, 2019 and 2018

Agreement and Plan of Merger

On April 20, 2020, the Company, Gratitude Health, Inc., (Gratitude) a Nevada Corporation, and Fresh Market Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Gratitude entered into an Agreement and Plan of Merger, pursuant to which, among other things, Merger Sub agreed to merge with and into the Company, with the Company becoming a wholly-owned subsidiary of Gratitude and the surviving corporation in the merger. Pursuant to the terms of the Merger Agreement, the Company filed a Certificate of Merger with the Nevada Secretary of State on April 20, 2020. Following the Merger, the Company’s pre-merger stockholders now hold approximately 80% of the Common Stock issued and outstanding of Gratitude, on a fully-diluted basis (see Note 1).

Effective April 20, 2020, Gratitude acquired all the issued and outstanding shares of the Company pursuant to the Merger Agreement and the Company became a wholly-owned subsidiary of Gratitude. As a result of the Merger Agreement, for financial statement reporting purposes, the business combination between the Company and Gratitude has been treated as a reverse acquisition and recapitalization with the Company deemed the accounting acquirer and Gratitude deemed the accounting acquiree under the acquisition method of accounting in accordance with FASB Accounting Standards Codification (“ASC”) Section 805-10-55. At the time of the Merger Agreement, both the Company and Gratitude had their own separate operating segments. Accordingly, the assets and liabilities and the historical operations that will be reflected in the consolidated financial statements after the Merger Agreement will be those of the Company and will be recorded at the historical cost basis of the Company. The acquisition process utilizes the capital structure of Gratitude and the assets and liabilities of the Company which are recorded at historical cost. The results of operations of Gratitude are consolidated with results of operations of the Company starting on the date of the Merger Agreement. The equity of the consolidated entity is the historical equity of the Company retroactively restated to reflect the number of shares issued by Gratitude in the reverse acquisition.

Gratitude issued to the Company’s stockholders shares of common stock and warrants which represented approximately 80% of the combined company on a fully converted basis after the closing of the Merger.

Paycheck Protection Program Loan

On April 8, 2020, the Company executed a note (the “PPP Note”) for the benefit of JPMorgan Chase Bank, N.A. (the “Lender”) in the aggregate amount of $14,612 under the Paycheck Protection Program (“PPP”) of the Coronavirus Aid, Relief, and Economic Security Act (“CARES Act”). The PPP is administered by the U.S. Small Business Administration (the “SBA”). The interest rate of the loan is 0.98% per annum and accrues on the unpaid principal balance computed on the basis of the actual number of days elapsed in a year of 360 days. Commencing seven months after the effective date of the PPP Note, the Company is required to pay the Lender equal monthly payments of principal and interest as required to fully amortize any unforgiven principal balance of the loan by the two-year anniversary of the effective date of the PPP Note (the “Maturity Date”). The Maturity Date can be extended to five years if mutually agreed upon by both the Lender and the Company. The PPP Note contains customary events of default relating to, among other things, payment defaults, making materially false or misleading representations to the SBA or the Lender, or breaching the terms of the PPP Note. The occurrence of an event of default may result in the repayment of all amounts outstanding under the PPP Note, collection of all amounts owing from the Company, or filing suit and obtaining judgment against the Company. Under the terms of the CARES Act, PPP loan recipients can apply for and be granted forgiveness for all or a portion of the loan granted under the PPP. Such forgiveness will be determined, subject to limitations, based on the use of loan proceeds for payment of payroll costs and any payments of mortgage interest, rent, and utilities. Recent modifications to the PPP by the U.S. Treasury and Congress have extended the time period for loan forgiveness beyond the original eight-week period, making it possible for the Company to apply for forgiveness of its PPP loan. No assurance can be given that the Company will be successful in obtaining forgiveness of the loan in whole or in part.

Agreement for Use of Processing Kitchen Facility

On June 12, 2020, the Company entered into an agreement for the use of a processing kitchen facility in Pompano Beach, Florida. The agreement has a month-to-month term. The owner of the kitchen facility may terminate the agreement, in its sole and absolute discretion, by prior written notice and the Company may terminate the lease with 30 days prior written notice. Pursuant to the agreement, the Company is required to pay $5,335 per month, subject to change with advanced notice.

Economic Injury Disaster Loan

On June 17, 2020, the Company executed the standard loan documents required for securing a loan (the “EIDL Loan”) from the SBA under its Economic Injury Disaster Loan (“EIDL”) assistance program in light of the impact of the COVID-19 pandemic on the Company’s business.

Pursuant to that certain Loan Authorization and Agreement (the “SBA Loan Agreement”), the principal amount of the EIDL Loan is up to $150,000, with proceeds to be used for working capital purposes. Interest accrues at the rate of 3.75% per annum and will accrue only on funds actually advanced from the date of each advance. Installment payments, including principal and interest, are due monthly beginning June 17, 2021 (twelve months from the date of the SBA Note (defined below)) in the amount of $731. The balance of principal and interest is payable thirty years from the date of the SBA Note. In connection therewith, the Company received a $5,000 advance, which does not have to be repaid.

In connection therewith, the Company executed; (i) a note for the benefit of the SBA (the “SBA Note”), which contains customary events of default; and (ii) a Security Agreement, granting the SBA a security interest in all tangible and intangible personal property of the Company, which also contains customary events of default (the “SBA Security Agreement”).